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COMPUTER SCIENCES CORPORATION

EXHIBIT 21, Significant Active Subsidiaries and Affiliates

As of March 29, 2002

Name	Jurisdiction of Organization
Aerospace Center Support (Partnership)	Tennessee
Alliance-One Services, Inc.	Delaware
ASL Automated (Thailand) Ltd.	Thailand
ASL Automated Services (Thailand) Limited	Thailand
Automated Systems (HK) Limited	Hong Kong
Automated Systems (PRC) Limited	Hong Kong
Beijing Automated Computer Systems Company Limited	The People's Republic of China
Century Aero, L.L.C.	Nevada
Century Capital Services Corporation	Nevada
Century Corporation	Nevada
Century Credit Corporation	Nevada
Century Financial GmbH	Germany
Century Leasing Corporation	Nevada
Century Subsidiary Corporation	Nevada
Combitech Network Norge AS	Norway
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation India Private Limited	India
Computer Sciences Gestion S.A.	France
Computer Sciences Raytheon (Partnership)	Florida
Computer Systems Advisers (M) Bhd	Malaysia
Continental Grand, Limited Partnerhip	Nevada
Continuum (Deutschland) GmbH	Germany
Continuum Direct Limited	United Kingdom
CSA Automated Private Limited	Singapore
CSA Private Limited	Singapore
CSC Accounts Management, Inc.	Texas
CSC Australia Pty. Limited	Australia
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria AG	Austria
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences do Brasil Ldta.	Brazil

CSC Computer Sciences HK Limited	Hong Kong
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy
CSC Computer Sciences Korea YH	Korea
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Peru S.R.L.	Peru
CSC Computer Sciences Pte Limited	Singapore
CSC Computer Sciences S.A.	France
CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences SARL	Switzerland
CSC Computer Sciences Sdn Bhd	Malaysia
CSC Computer Sciences Services Management GmbH	Germany
CSC Computer Sciences spol. S.r.o.	Slovakia
CSC Computer Sciences VOF/SNC (Partnership)	Belgium
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Consulting B.V.	Netherlands
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Credit Services, Inc.	Texas
CSC Danmark A/S	Denmark
CSC Datalab A/S	Denmark
CSC Energy Services, Inc.	Nevada
CSC Enterprises (Partnership)	Delaware
CSC Financial Services (Proprietary) Limited	South Africa
CSC Financial Services GmbH	Germany
CSC Financial Services S.A.	France
CSC Financial Services Schweiz AG	Switzerland
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Healthcare Inc.	California
CSC Infogérance S.A.	France
CSC Information Systems Limited	United Kingdom
CSC InfoSer S.p.A.	Italy

CSC International Systems Management Inc.	Nevada
CSC Italia Srl	Italy
CSC Japan, Ltd.	Delaware
CSC Leaseco Inc.	Nevada
CSC Logic, Inc.	Texas
CSC Logic/MSA L.L.P.	Texas
CSC New Zealand Limited	New Zealand
CSC Ploenzke AG	Germany
CSC Ploenzke Akademie GmbH	Germany
CSC Ploenzke IT—Services GmbH	Germany
CSC Ploenzke, S.A.	Spain
CSC ProduktSystems GmbH	Germany
CSC Property UK Limited	United Kingdom
CSC Scandihealth A/S	Denmark
CSC Services Management B.V.	Netherlands
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC SoftwareConsult GmbH & Co. OHG (Partnership)	Germany
CSC Solutions Danmark A/S	Denmark
CSC Solutions Norge AS	Norway
CSC Solutions Sverige AB	Sweden
CSC Strategic Services GmbH	Germany
CSC Sverige AB	Sweden
CSC Switzerland AG	Switzerland
CSC Technologies Deutschland GmbH	Germany
CSC Technology Services Pty Ltd	Australia
Dekru B.V.	Netherlands
Experteam S.A./N.V.	Belgium
InfoCredit Express, L.L.C.	Nevada
InfoCredit Services, LLC	Nevada
Innovative Banking Solutions AG	Germany
Key Choice Insurance Marketing Limited	United Kingdom
Life Software Holding, Inc.	Delaware
Merrill Lynch CICG, Limited Partnership	Delaware
Merrill Lynch Partnership Holdings, LLC	Delaware

Mississippi Space Services (Partnership)	Mississippi
Mynd Asia Pacific Pty Limited	Australia
Mynd Corporation	Canada
Mynd Corporation	South Carolina
Mynd Corporation f/k/a CYBERTEK Corporation	Texas
Mynd Corporation f/k/a The Leverage Group, Inc.	Connecticut
Mynd International, Ltd	Delaware
Mynd Limited	Hong Kong
Mynd Limited	Ireland
Mynd Limited	Taiwan
Mynd Partners f/k/a Legalgard Partners, L.P.	Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, L.P.	Texas
NCCIM, LLC	Delaware
Nichols InfoTec Corporation	Delaware
Paxus Australia Pty. Limited	Australia
Policy Management Systems Investment, Inc.	Delaware
PT. CSC Computer Sciences	Indonesia
Reflexon AG	Switzerland
Sofadec SARL	France
Software Business Solutions Srl	Italy
Software Services Holding, Inc.	Delaware
Welkin Associates, Ltd	Virginia

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COMPUTER SCIENCES CORPORATION EXHIBIT 21, Significant Active Subsidiaries and Affiliates As of March 29, 2002